Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Brian Anderson, VP, Strategy & Investor Relations	Keith Negrin, VP, Communications
651-447-4197	612-669-1459
brian.anderson@deluxe.com	keith.negrin@deluxe.com

Deluxe Closes Transformative Acquisition of Celero Commerce

Transaction further accelerates company’s transformation toward growing Payments and Data segments

MINNEAPOLIS, July 31, 2026 – Deluxe (NYSE: DLX), a trusted payments and data company, today announced it has closed its acquisition of Celero Commerce, a financial technology company focused on optimized payment solutions for small to mid-sized businesses and strategic partners. The transaction was originally announced on June 18.

The acquisition marks a pivotal milestone in Deluxe’s ongoing strategic transformation, significantly expanding Deluxe Merchant Services and creating an increasingly scaled payment platform expected to process more than $70 billion of annual gross transaction volume and moving Deluxe toward top 10 of non-bank merchant acquirer status, based on Nilson reporting. As the company previously shared, the transaction is expected to be accretive to adjusted EPS in the first full year following the closing, including identification of more than $15 million in expected cost synergies, further expanding anticipated revenue and EBITDA margin growth trajectories.

“Acquiring Celero was an important strategic next step in our expansion as a major digital payments processor,” said Barry McCarthy, President and CEO of Deluxe. “The combination is expected to add more than 55,000 merchant relationships and 130 bank partners to our existing base, and we look forward to providing all of our customers and partners with the highest-touch merchant solutions service, deep distribution experience, and a fully scaled processing platform.”

The combined company is committed to a thoughtful integration process, ensuring uninterrupted service for partners and customers.

"I couldn't be more excited about what this combination makes possible,” said Kevin Jones, CEO of Celero Commerce. “Our shared commitment to innovation, execution, and service creates a strong foundation for our customers and partners, and I'm confident the best is yet to come."

Deluxe will provide updated information regarding its full-year 2026 guidance reflecting the closing of the Celero acquisition when it reports its second quarter 2026 financial results on Wednesday, August 5, 2026, and intends to hold an investor day conference in December of this year to expand on the integrated business and broader future of Deluxe.

BofA Securities served as financial advisor, Troutman Pepper Locke LLP served as counsel to Deluxe, and Bennett Jones LLP served as Canadian counsel to Deluxe.

About Deluxe Corporation

Deluxe, a trusted payments and data company, champions business so communities thrive. Our solutions help businesses pay, get paid, and grow. For more than 100 years, Deluxe customers have relied on our solutions and platforms at all stages of their lifecycle, from start-up to maturity. Our powerful scale supports millions of small businesses, thousands of vital financial institutions and hundreds of the world’s largest consumer brands, while processing more than $2 trillion in annual payment volume. Our reach, scale and distribution channels position Deluxe to be our customers’ most trusted business partner. To learn how we can help your business, visit us at www.deluxe.com.

Forward-Looking Statements

Statements made in this press release concerning Deluxe, Deluxe’s or management’s intentions, expectations, outlook or predictions about future results or events are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current intentions or beliefs and are subject to risks and uncertainties that could cause actual results or events to vary from stated expectations, which variations could be material and adverse. Factors that could produce such a variation include, but are not limited to, the following: the inability to integrate and/or realize the benefits of the Celero transaction, including expected synergies; that the announcement of the Celero acquisition could disrupt Deluxe’s relationships with customers, employees or other business partners; changes in local, regional, national and international economic or political conditions, including those resulting from heightened inflation, rising interest rates, a recession, or intensified international hostilities, and the impact they may have on the company, its data, customers or demand for the company’s products and services; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; continuing cost increases and/or declines in the availability of data, materials and other services; the company’s ability to execute its strategy and to realize the intended benefits; the inherent unreliability of earnings, revenue and cash flow predictions due to numerous factors, many of which are beyond the company’s control; declining demand for the company’s checks, check-related products and services and business forms; risks that the company’s strategies intended to drive sustained revenue and earnings growth, despite the continuing decline in checks and forms, are delayed or unsuccessful; intense competition; continued consolidation of financial institutions and/or bank failures, thereby reducing the number of potential customers and referral sources and increasing downward pressure on the company’s revenue and gross profit; risks related to other acquisitions, including integration-related risks and risks that future acquisitions will not be consummated; risks that any such acquisitions do not produce the anticipated results or synergies; risks that the company’s cost reduction initiatives will be delayed or unsuccessful; risks related to any divestitures contemplated or undertaken by the company; performance shortfalls by one or more of the company’s major suppliers, licensors, data or service providers; continuing supply chain and labor supply issues; unanticipated delays, costs and expenses in the development and marketing of products and services, including financial technology and treasury management solutions; the failure of such products and services to deliver the expected revenues and other financial targets; risks related to security breaches, computer malware or other cyber-attacks; risks of interruptions to the company’s website operations or information technology systems; and risks of unfavorable outcomes and the costs to defend litigation and other disputes. Deluxe’s forward-looking statements speak only as of the time made, and management assumes no obligation to publicly update any such statements. Additional information concerning these and other factors that could cause actual results and events to differ materially from Deluxe’s current expectations are contained in Deluxe’s Form 10-K for the year ended December 31, 2025, and other filings made with the SEC. Deluxe undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events, new information or future circumstances.